Exhibit 10.1
ALBEMARLE CORPORATION EXECUTIVE SEVERANCE PLAN
(as amended October 27, 2025)

Albemarle Corporation, a Virginia corporation (together with its successors and assigns, the “Corporation”), has adopted this Executive Severance Plan (this “Plan”) as of July 22, 2025, and has amended this Plan as of October 27, 2025 (the “Effective Date”). Capitalized terms used but not defined in this Plan are defined in Paragraph 27 of this Plan.

1.Eligibility. An individual will become a participant (“Participant”) in this Plan when such individual is (a) designated as a participant in this Plan by the Corporation and (b) such individual executes a Participation Agreement in such form as provided by the Corporation (the “Participation Agreement”).

2.Compensation Upon Termination Prior to a Change in Control. Prior to a Change in Control, the Participant shall be entitled to the following benefits:

a.Termination Benefits. If the Participant’s employment by the Corporation shall be terminated prior to the Change in Control by the Corporation other than a Termination for Cause, then the Participant shall be entitled to the benefits provided below, without regard to any contrary provision of any plan:

(i)Accrued Salary. The Corporation shall pay the Participant, not later than the fifth (5th) day following the Date of Termination, the Participant’s full base salary and vacation pay accrued through the Date of Termination at the rate in effect at the time the Notice of Termination is given.

(ii)Outplacement Counseling. The Corporation shall make available to the Participant, at the Corporation’s expense, outplacement counseling. The Participant may select the organization that will provide the outplacement counseling, provided that the Corporation must approve the expense in advance (which approval will not be withheld if such expense is reasonable as determined by the Corporation in its discretion). This counseling must be used, if at all, no later than the one-year anniversary of the Participant’s Date of Termination.

(iii)Financial Counseling. Following the Participant’s Date of Termination, the Corporation shall make available to the Participant, for the remaining unexpired portion of the year in which the Participant’s Date of Termination falls, financial counseling services which may include tax counseling services. The Participant may select the organization that will provide the Participant with the financial and tax counseling services, provided that the Corporation’s obligation to provide the Participant benefits under this subsection shall be limited to $14,000 (taking into account financial counseling expenses paid by the Corporation for the Participant during such year prior to such Date of Termination).

(iv)Severance Payment. The Corporation shall pay as severance pay to the Participant, not later than the thirtieth (30th) day following the Date of Termination, a lump sum severance payment equal to 1.5 (one and one-half) times the following:

(A)the Participant’s annual base compensation which was payable to the Participant by the Corporation immediately prior to the Date of Termination, whether or not such annual base compensation was includible in the Participant’s gross income for federal income tax purposes; plus

(B)the Participant’s target annual variable compensation that was in place immediately prior to the Date of Termination (whether or not such award was includible in the Participant’s gross income for federal income tax purposes).

(v)Insurance Coverage. If the Participant elects to receive COBRA benefits, the Corporation shall provide the Participant (and the Participant’s enrolled dependents, as applicable) with such benefits matching those in which the Participant was enrolled during employment, at the same cost incurred during employment, for a period of eighteen (18) months following the Participant’s loss of medical, dental, and vision coverage through the Company.

(vi)The severance benefits under this Paragraph 2 are in lieu of any severance benefits that might be payable under the Corporation’s Severance Pay Plan or any other severance program or policy of the Corporation (other than any severance benefits provided for in this Plan). The severance benefits under this Paragraph 2 do not apply to a termination of employment due to death or a termination of employment by the Corporation due to the Participant’s Total Disability.

3.Compensation Upon Termination on or Following a Change in Control. On or following a Change in Control, the Participant shall be entitled to the following benefits:

a.Termination Benefits. If the Participant’s employment by the Corporation shall be terminated on or subsequent to the Change in Control, and under circumstances that would qualify as a “separation from service” under Section 409A, (a) by reason of the Participant’s death or Total Disability after the Participant has received a Notice of Termination that the Corporation has determined to terminate the Participant’s employment with the Corporation other than a Termination for Cause, (b) by the Corporation other than a Termination for Cause, or (c) by the Participant for Change in Control Good Reason for Resignation, then the Participant shall be entitled to the benefits provided below, without regard to any contrary provision of any plan:

(i)Accrued Salary. The Corporation shall pay the Participant, not later than the fifth (5th) day following the Date of Termination, the Participant’s full base salary and vacation pay accrued through the Date of Termination at the rate in effect at the time the Notice of Termination is given (or at the rate in effect immediately prior to a Change in Control, if such amounts were higher).

(ii)Accrued Incentive Compensation. The Corporation shall pay the Participant, not later than five (5) days following the Participant’s Date of Termination, the amount of the Participant’s accrued Incentive Compensation which consists of the annual cash bonus. If the Date of Termination is after the end of a Variable Compensation Year, but before such Incentive Compensation for said Variable Compensation Year has been paid, the Corporation shall pay the Participant Incentive Compensation for that Variable Compensation Year based upon the calculated company score and the Participant’s individual performance modifier. If an individual performance modifier has not been determined as of the Date of Termination, it will be set at one hundred percent (100%).

In addition, if the Date of Termination is other than the first day of a Variable Compensation Year, the Corporation shall pay the Participant Incentive Compensation for the Variable Compensation Year in which the Date of Termination occurs, equal to the target variable compensation for the year in which the Change in Control occurs, multiplied by a fraction, the numerator of which is the total number of days which have elapsed in the current Variable Compensation Year to the Date of Termination, and the denominator of which is three hundred sixty-five (365). Payments under this clause (ii) shall be made to the Participant not later than five (5) days after the Date of Termination.

If there is more than one Incentive Compensation Program, the Participant’s accrued Incentive Compensation shall be calculated separately for each Program.

For the purpose of this Paragraph 3.a.(ii), “Incentive Compensation Program” means any of the Incentive Compensation Plans defined in Paragraph 27 and any other plan or program for the payment of incentive compensation, variable compensation, bonus, benefits or awards for which the Participant was, or the Participant’s position was, eligible to participate; “Incentive Compensation” means any compensation, variable compensation, bonus, benefit or award paid or payable under an Incentive Compensation Program; and “Variable Compensation Year” means a calendar or fiscal plan year of an Incentive Compensation Program.

(iii)Insurance Coverage. The Corporation shall arrange to provide the Participant (and the Participant’s dependents, if applicable) with the following:

(A)If the Participant is eligible, the Participant shall participate in the Corporation’s retiree medical benefit plans as if the Participant retired from the Corporation on the Participant’s Date of Termination, except that the Corporation shall provide such medical coverage at no cost to the Participant for twenty four (24) months following the Participant’s Date of Termination and thereafter, the Participant shall participate therein on the same terms as other retired employees (to the extent these benefits are provided by a self-insured plan, any reimbursements for claims incurred shall be made as soon as practicable, but in no event can they be made later than the end of the calendar year following the calendar year in which the claim was incurred);

(B)If the Participant is not eligible for the retiree medical plans, the Participant will no longer continue to participate in the Corporation’s medical, dental, or vision plans, as applicable, except for COBRA. If the Participant elects to receive COBRA benefits, the Corporation shall provide the Participant with such benefits at no cost to the Participant for twenty four (24) months following the Participant’s loss of medical, dental, and vision coverage, as applicable.

(iv)Retirement Benefits. The Supplemental Pension Benefit Credits made on the Participant’s behalf under the Albemarle Corporation Executive Deferred Compensation Plan (“EDCP”) as well as all earnings accrued on such amounts, shall be immediately vested and non-forfeitable and shall be paid in accordance with the terms of the EDCP.

(v)Outplacement Counseling. The Corporation shall make available to the Participant, at the Corporation’s expense, outplacement counseling. The Participant may select the organization that will provide the outplacement counseling, however, the Corporation’s obligation to provide the Participant benefits under this subsection (v) shall be limited to $25,000. This counseling must be used, if at all, no later than the end of the second calendar year after the year of the Participant’s Date of Termination.

(vi)Financial Counseling. Following the Participant’s Date of Termination, the Corporation shall make available to the Participant, two years (plus the remaining unexpired portion of the year in which the Participant’s Date of Termination falls) of financial counseling services which may include tax counseling services. The Participant may select the organization that will provide the Participant with the financial and tax counseling services, however, the Corporation’s obligation to provide the Participant benefits under this subsection
(vi) shall be limited to $25,000. To be eligible for reimbursement, the financial counseling must begin in the calendar year of the Participant’s Date of Termination, unless such Date of Termination is less than 60 days before the end of such calendar year, in which case the financial counseling must begin no later than during the following calendar year.

(vii)Severance Payment. The Corporation shall pay as severance pay to the Participant, not later than the fifth (5th) day following the Date of Termination, a lump sum severance payment (the “Severance Payment”) equal to the Severance Multiple times the following:
(A)the greater of the Participant’s annual base compensation which was payable to the Participant by the Corporation immediately prior to the

Date of Termination and the Participant’s annual base compensation which was payable to the Participant by the Corporation immediately prior to a Change in Control, whether or not such annual base compensation was includible in the Participant’s gross income for federal income tax purposes; plus

(B)the greater of the Participant’s target annual variable compensation that was in place immediately prior to a Change in Control, or the Participant’s target annual variable compensation that was in place immediately prior to the Date of Termination (whether or not such award was includible in the Participant’s gross income for federal income tax purposes).

The Severance Payment shall be reduced by the amount paid to the Participant under Paragraph 13(d) below.
(viii)Reduction of Payments. If the payments or benefits to which the Participant will be entitled under this Paragraph 3 (referred to in this Paragraph as the “Payments”) would cause the Participant to be liable for the federal excise tax levied on certain “excess parachute payments” under Code Section 4999 (“Excise Tax”), then the Payments shall be reduced (or repaid to the Corporation, if previously paid or provided) as provided below. In no event shall the Participant be entitled to receive any kind of gross-up payment or Excise Tax reimbursement from the Corporation. For purposes of this Paragraph (viii), the terms “excess parachute payment” and “parachute payment” will have the meanings assigned to them by Section 280G of the Code.
If the Participant’s Payments exceed 2.99 times the Participant’s “Base Amount” (as defined in Code Section 280G), a “reduced payment amount” shall be calculated by reducing the Payments to the minimum extent necessary so that no portion of any Payment, as so reduced or repaid, constitutes an “excess parachute payment.” If it is determined that any Excise Tax is payable by the Participant, the Participant shall receive either (i) all Payments otherwise due to the Participant or (ii) the reduced payment amount described in the preceding sentence, whichever will provide the Participant with the greater after-tax economic benefit taking into account for these purposes any applicable Excise Tax.
Whether Payments to the Participant are to be reduced, pursuant to this Paragraph, and the extent to which they are to be so reduced, will be determined by the Corporation in good faith and the Corporation will notify the Participant in writing of its determination. Any such notice shall describe in reasonable detail the basis of the Corporation’s determination. If the Participant accepts the Corporation’s determination, the Participant shall so advise the Corporation of the Participant’s determination within thirty (30) days of receipt of notice from the Corporation. If the Participant object to such determination within thirty (30) days of receipt of notice from the Corporation, the Corporation will retain, at its expense, a nationally recognized public accounting firm, employment consulting firm or law firm selected by the Corporation and reasonably acceptable to the Participant to review the matter. Such firm shall meet with the Participant and the Participant’s representatives and the Corporation and its representatives and thereafter render its written opinion as to the extent, if any, that in such firm’s reasonable judgment the payments and benefits otherwise due to the Participant hereunder must be reduced hereunder. The decision of such firm concerning the extent of any required reduction in such payments and benefits shall be final and binding on both the Participant and the Corporation.

(ix)Relocation. Following the Participant’s Date of Termination, the Corporation shall provide the Participant with relocation benefits available under the Corporation’s U.S. Domestic Executive Relocation Policy, but only to the extent the Participant (i) had relocated in connection with the Participant’s employment with the Corporation within two (2) years before the Participant’s Date of Termination and (ii) the Participant is moving back to a state where the Participant had relocated from within the two (2) years before the Participant’s Date of Termination. The benefits described in this subparagraph (ix) must be used, if at all, no later than the end of the second year after the year that contains the Participant’s Date of Termination. To the extent any relocation expenses will be reimbursed to the Participant, the reimbursement must be paid to the Participant no later than the end of the third year after the year that contains the Participant’s Date of Termination.

b.Except as set forth in Paragraph 3.a.(a), the severance benefits under this Paragraph 3 do not apply to a termination of employment due to death or termination of employment due to the Participant’s Total Disability.

4.Payments if Termination for Cause or by the Participant Except With Change in Control Good Reason for Resignation. Except as otherwise expressly provided for in this Plan, if the Participant’s employment shall be terminated by the Corporation for a Termination for Cause or by the Participant other than with Change in Control Good Reason for Resignation, the Corporation shall pay the Participant the Participant’s full base salary and accrued vacation pay then in effect through the Date of Termination, at the rate in effect at the time Notice of Termination is given plus any benefits or awards which have been earned or become payable but which have not yet been paid to the Participant. The Participant shall receive any payment due under this Paragraph 4 on the Participant’s Date of Termination. Thereafter the Corporation shall have no further obligation to the Participant under this Plan.

5.Payments While Disabled. During any period prior to the Date of Termination that the Participant is unable to perform the Participant’s full-time duties with the Corporation, whether as a result of the Participant’s Total Disability or as a result of a physical or mental disability that is not total or is not permanent and therefore is not a Total Disability, the Participant shall continue to receive the Participant’s base salary at the rate in effect at the commencement of any such period, together with all other compensation and benefits that are payable or provided under the Corporation’s benefit plans, including its disability plans. After the Date of Termination, the Participant’s benefits shall be determined in accordance with the Corporation’s benefits, insurance and other applicable programs. In addition, the Corporation shall pay the Participant, not later than the fifth (5th) day following the Date of Termination, the

Participant’s full base salary and vacation pay accrued through the Date of Termination at the rate in effect at the time the Notice of Termination is given (or, if the Date of Termination occurs on or following a Change in Control, at the rate in effect immediately prior to a Change in Control, if such amounts were higher). If the Date of Termination occurs on or following a Change in Control, the compensation and benefits, other than salary, payable or provided pursuant to this Paragraph shall be the greater of (x) the amounts computed under the disability benefit plans, insurance and other applicable programs in effect immediately prior to a Change in Control and (y) the amounts computed under the disability benefit plans, insurance and other applicable programs in effect at the time the compensation and benefits are paid. If the Participant’s employment by the Corporation shall be terminated on or subsequent to the Change in Control by the Corporation by reason of the Participant’s Total Disability, and such termination is not covered by Paragraph 3.a.(a), the Participant shall be entitled to receive any prior year annual cash bonus that has not been paid when such bonus is paid to the Corporation’s executives generally, provided that the Participant would have otherwise been eligible to earn such bonus.

6.After Death. If the Participant’s employment shall be terminated by reason of the Participant’s death, the Corporation shall pay the Participant, not later than the fifth (5th) day following the Date of Termination, the Participant’s full base salary and vacation pay accrued through the Date of Termination at the rate in effect at the time the Notice of Termination is given (or at the rate in effect immediately prior to a Change in Control, if such amounts were higher). Except for a termination covered by Paragraph 3.a.(a), if the Participant’s employment shall be terminated by reason of the Participant’s death, the Participant’s benefits shall be determined in accordance with the Corporation’s benefits and insurance programs then in effect except that if the Participant’s death occurs after the execution of a definitive agreement which results in a Change in Control, then the Participant’s beneficiary shall be entitled to the benefits under Paragraph 3 of this Plan as if the Participant’s employment was terminated by the Corporation other than a Termination for Cause.

7.No Duty to Mitigate. The Participant shall not be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise, nor shall the amount of any payment or benefit hereunder be reduced by any compensation earned by the Participant as the result of employment by another employer or by retirement benefits after the Date of Termination.

8.Six Month Delay. If, as of the Date of Termination, the Participant is considered a Specified Employee (as such term is defined in Section 409A), any payments or benefits due upon, or within the six month period following and due to, a termination of the Participant’s employment that constitutes a “deferral of compensation” within the meaning of Section 409A and which do not otherwise qualify under the exemptions under Treas. Reg. Section 1.409A-1, shall be paid or provided to the Participant in a lump sum on the earlier of (i) the first day of the month following the six month anniversary of the Participant’s separation from service (as such term is defined in Section 409A) for any reason other than death, and (ii) the date of the Participant’s death, and any remaining payments and benefits shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit.

9.Treatment of Incentive Plan Awards Upon Termination or a Change in Control. Except as expressly set forth in this Plan, upon a termination of the Participant’s employment for any reason or a Change in Control, any outstanding awards granted under one or more of the Incentive Compensation Plans shall be treated in accordance with the terms of the Notices granting such awards. In the event a Notice of Award does not provide for how the award will be treated upon a termination of the Participant’s employment for any reason or a Change in Control, the provisions of the applicable Plan shall govern.
10.Term of Plan. As to the severance opportunities provided in connection with a termination of employment on or following a Change in Control, the term of this Plan shall continue in effect through December 31 of each year; provided, however, that commencing on January 1 following such year, and each January 1 thereafter, such term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year and prior to a Change in Control, the Corporation shall have given notice that it does not wish to extend such term. In the event of a Change in Control prior to the expiration of such term, such term shall expire on the second (2nd) anniversary of the date of the Change in Control. As to the severance opportunities provided in connection with a termination of employment on or following a Change in Control, the term of this Plan shall terminate if the Participant’s employment is terminated by the Participant or the Corporation prior to a Change in Control. As to the severance opportunities provided in connection with a termination of employment prior to a Change in Control, and subject to Paragraph 25, such opportunities shall continue until the termination of the applicable Participant’s employment with the Corporation.

11.Successors; Binding Plan.

a.Successors of the Corporation. The Corporation will require any Successor to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree, by an agreement in form and substance satisfactory to each Participant, to perform the Corporation’s obligations under this Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assent at least five business days prior to the time a person becomes a Successor (or where the Corporation does not have at least five business days advance notice that a person may become a Successor, within three business days after having notice that such person may become or has become a Successor) shall constitute, if a Change in Control has occurred or thereafter occurs, a Change in Control Good Reason for Resignation and shall entitle such Participant immediately to the corresponding benefits upon delivery by such Participant of a Notice of Termination which the Corporation, by adopting this Plan, hereby assents to. For purposes of this Plan, “Successor” shall mean any person that purchases all or substantially all of the assets of the Corporation or the surviving Corporation (and parent Corporation, if applicable) or obtains or succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Corporation’s business directly, by merger or consolidation, or indirectly, by purchase of voting securities of the Corporation or by acquisition of rights to vote voting securities of the Corporation or otherwise, including but not limited to any person or group that acquires the beneficial ownership or voting rights described in Paragraph 27.a.(ii).

b.The Participant’s Successor. This Plan shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Participant should die following the

Participant’s Date of Termination while any amount would still be payable to the Participant hereunder if the Participant had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Participant’s devisee, legatee or other designee or, if there is no such designee, to the Participant’s estate.

12.Confidentiality.
a.The Participant acknowledges that: (i) the business conducted by the Corporation and its subsidiaries (the “Business”) is intensely competitive and the Participant’s position with the Corporation has exposed the Participant to knowledge of Confidential Information (as defined below); (ii) the direct and indirect disclosure of any such Confidential Information to existing or potential competitors of the Corporation would place the Corporation at a competitive disadvantage and would do damage, monetary or otherwise, to the Corporation’s business; and (iii) the engaging by the Participant in any of the activities prohibited by this Plan may constitute improper appropriation and/or use of Confidential Information. For purposes of this Plan, “Confidential Information” shall mean trade secrets, know-how and other proprietary information of the Corporation known to the Participant, and which gives the Corporation a competitive advantage, relating to the Corporation’s business, but shall not include information generally available to or known by the public or information that is or becomes available to the Participant on a non-confidential basis from a source other than the Corporation or its directors, officers or employees (other than by reason of a breach of any obligation of confidentiality).

b.From and after the Date of Termination on or following a Change in Control until the second anniversary of such termination (the “Non-Competition Period”), the Participant shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, consultant, principal or agent of any business, or in any other capacity, make known, disclose, furnish make available or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein, or as required by law or by a court of competent jurisdiction or other administrative or legislative body; provided that if required to disclose any of the Confidential Information by law or by a court or other administrative or legislative body, the Participant shall promptly notify the Corporation so that the Corporation may seek a protective order or other appropriate remedy. Notwithstanding anything in this Plan or any code of conduct or ethics, disclosure policy or other code, policy or similar document of the Corporation to the contrary, nothing herein or therein shall restrict the Participant from reporting to the Securities and Exchange Commission, or communicating directly with its staff, about a possible securities law violation.

c.The Participant also agrees to comply with the Employee Non-Solicitation, Non-Compete and Confidentiality Plan, Information Security Plan, Intellectual Property Plan, and Conflicts-of-Interest Questionnaire, previously signed by the Participant and delivered to the Corporation, including those provisions which are applicable after the Participant’s Date of Termination. The Participant’s obligations under Paragraphs 12 through 14 shall not abrogate, and shall be in addition to, any restrictive covenants in such Plans, Questionnaire and any agreements (or plans) covering equity-based awards or compensation received by the Participant.

13.Non-Compete; Consideration.

a.During the Non-Competition Period, the Participant shall not engage in Competition (as defined below) with the Corporation. For purposes of this Plan, “Competition” by the Participant shall mean the Participant’s engaging in, or otherwise directly or indirectly being employed by or acting as a consultant to, or being a director, officer, employee, principal, agent, stockholder, member, owner, joint venturer or partner of, or permitting the Participant’s name to be used in connection with the competitive activities of any other business or organization in competition with the business of the Corporation as the same shall be constituted on the date of the Change in Control; provided that it shall not be a violation of this Plan for the Participant to:
(i) become the registered or beneficial owner of less than five percent (5%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that the Participant does not actively participate in the business of such corporation until the expiration of the Non-Competition Period; (ii) be involved with the activities of any other business or organization which did not compete, directly or indirectly, with the business of the Corporation as the same shall be constituted on the date of the Change in Control; or (iii) be engaged in any business from which the Corporation derives no more than five percent (5%) of its revenues if the Participant was not directly engaged in such business at the Corporation prior to the Date of Termination.

b.    The “business of the Corporation” is defined as the development, manufacture, and marketing of chemical products and the technologies that are associated with such development and manufacturing. The categories of products that the Corporation creates, and which are included in this definition, include, but are not limited to, lithium and lithium compounds, bromine and derivatives, catalysts and fine chemistry services used in consumer electronics, flame retardants, metal processing, plastics, contemporary and alternative transportation vehicles, refining, pharmaceuticals, agriculture, construction, and customer chemistry services.

c.    Without limiting the generality of the foregoing, during the Non- Competition Period, the Participant agrees that the Participant will not, directly or indirectly, for the Participant’s benefit or for the benefit of any other person, firm or entity, do any of the following:

i.solicit from any customer doing business with the Corporation, business of the same or of a similar nature to the business conducted between the Corporation and such customer; or

ii.solicit the employment or services of, or hire, any person who at the time is employed by or a consultant to the Corporation.
iii.solicit the services of any consultant engaged in competitive activities for the Corporation.
d.    In consideration for the Participant’s agreement to the provisions of this Paragraph 13, the Corporation shall pay the Participant, not later than the fifth (5th) day following the Determination Date (as defined below) the amount determined to be the value of the Participant’s agreement to the provisions of this Paragraph 13 during the Non-Competition Period (the “Non-Competition Payment”). The value of the Participant’s Non-Competition Payment for these purposes shall be determined by an unrelated third party in the business of valuing non- competition payments (the “Valuation Firm”). All costs for obtaining and defending the valuation shall be borne by the Corporation. The date the Valuation Firm finalizes the Non-Competition Payment amount will be the “Determination Date”.

The payment made to the Participant pursuant to this Paragraph 13 is intended to constitute reasonable compensation for purposes of the Code. The Participant shall notify the Corporation in writing of any written claim, objection, litigation, assessment, etc. by any federal, state, or local taxing authority regarding the Non-Competition Payment and its treatment as reasonable compensation under the Code. The notification shall apprise the Corporation of the nature of such claim and shall include a copy of any written correspondence from the relevant taxing authority. Such notification shall be given as soon as practicable but no later than thirty (30) business days after the Participant actually receive notice in writing of such claim. The Corporation shall be responsible for hiring qualified legal counsel and other professionals acceptable to the Participant to defend any challenge and pursue litigation regarding the Non-Competition Payment’s status as reasonable compensation under the Code until the matter is concluded. Any expenditure by the Corporation in any year to defend against the claim shall not have any impact on the expenses the Corporation may incur in defending against the claim in any subsequent year. The Corporation shall pay any expenses related to defense of the claim no later than the year after the year the expense was incurred. The Corporation’s obligations under this Paragraph 13(d) shall exist until the date of the Participant’s death. The obligation of the Corporation to defend against any claim may not be subject to liquidation or exchanged for any other benefit. The Corporation’s obligations under this section shall be performed by the Corporation in good faith.

14.Remedies.

a.The Participant acknowledges that the Participant’s agreement to the matters set forth in Paragraphs 12 and 13 is being entered into in connection with the consummation of a transaction involving a Change in Control of the Corporation and that the services rendered by the Participant to the Corporation are of a special and unique character, which gives this agreement a particular value to the Corporation, the loss of which may not be reasonably or adequately compensated for by damages in an action at law; and that a material breach or threatened breach by the Participant of any of the provisions contained in Paragraphs 12 or 13 of this Plan will cause the Corporation irreparable injury. The Participant therefore agrees that, upon breach by the Participant of Paragraph 12 or 13 of this Plan, the Corporation shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining the Participant from any such breach or threatened breaches.

b.In addition, in the event of a material breach by the Participant of the provisions of clauses a or c of Paragraph 13, the Corporation shall be entitled to obtain from the Participant the amounts paid to the Participant under Paragraph 13.

c.The Participant further acknowledges and agrees that due to the uniqueness of the Participant’s services and confidential nature of the information the Participant possesses, the covenants set forth herein are reasonable and necessary for the protection of the business and goodwill of the Corporation. It is the intent of the Corporation and the Participant that if in the opinion of any court of competent jurisdiction any provision set forth in this Plan is not reasonable in any respect, such court shall have the right, power and authority to modify any and all such provisions as to such court shall appear not unreasonable and to enforce the remainder of this Plan as so modified.

15.Notice to Corporation to Cure. In the event that the Participant believes that the Participant has a Change in Control Good Reason for Resignation, the Participant shall notify the Corporation in writing of such fact and the reasons therefore no later than 90 days after the relevant event has occurred. The Corporation may within thirty (30) days after the Participant’s notice, elect to take such steps that would be necessary so that the Participant would no longer have a Change in Control Good Reason for Resignation. Failure to satisfy the requirements of this Paragraph 15 will result in there not being any Change in Control Good Reason for Resignation.

16.Relationship to Other Agreements. This Plan (i) contains the entire understanding, as of the Effective Date, of the Participant and the Corporation relating to severance opportunities under the termination circumstances described in this Plan, and (ii) supersedes any other agreement, arrangement or understanding, as of the Effective Date, between the Participant and the Corporation relating thereto. Notwithstanding the foregoing sentence, the treatment of equity awards under the termination circumstances described in this Plan shall be determined by the terms of the corresponding equity award agreement (including any related notice of equity award) and the corresponding equity plan, as applicable. To the extent that any provision of any agreement between the Corporation and the Participant entered into following the Effective Date shall limit, qualify or be inconsistent with any provision of this Plan, then such provision shall control.

17.Nature of Payments. All payments to the Participant under this Plan shall be considered either payments in consideration of the Participant’s continued service to the Corporation or severance payments in consideration of the Participant’s past service to the Corporation. All payments to the Participant under this Plan shall be subject to required withholdings and deductions. All payments received from the Corporation under this Plan shall be subject to the Corporation’s Incentive-Based Compensation Recovery Policy and the Company’s Amended and Restated Compensation Recoupment and Forfeiture Policy, in each case as may be amended from time to time.

18.Validity. If any provision or term (or part thereof) of this Plan shall be, or be found by any authority or court of competent jurisdiction to be, invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision or term (or part thereof) in that jurisdiction or the whole of this Plan in any other jurisdiction, all of which shall remain in full force and effect.

19.Notice. Any purported termination of the Participant’s employment by the Corporation or by the Participant shall be communicated to the other party by a Notice of

Termination. A Notice of Termination shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated. For the purpose of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the Participation Agreement, provided that all notices to the Corporation shall be directed to the attention of the Corporation’s Board of Directors (the “Board”) with a copy to the Secretary of the Corporation or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

20.Fees and Expenses. The Corporation shall pay all legal fees and related expenses incurred by the Participant: (i) as a result of the Participant’s termination on or following a Change in Control, (ii) in seeking to obtain or enforce any right or benefit provided by this Plan relating to a termination on or following a Change in Control (including all fees and expenses, if any, incurred in contesting or disputing any such termination or incurred by the Participant in seeking advice in connection therewith), (iii) in making the determinations under Paragraph 3.a.(viii), (iv) in seeking advice to determine whether the Participant has a Change in Control Good Reason for Resignation and providing the related notice to the Corporation under Paragraph 15, (v) and contesting any claim by the Corporation under Paragraph 14; provided that such fees are incurred no later than the end of the second calendar year after the year of the Participant’s Date of Termination.

21.Release. In order to receive or retain payment of the amounts under Paragraph 3.a.(i), (ii), (iv) and (vii), the Participant shall execute and deliver to the Corporation a General Release which shall contain the provisions set forth in Exhibit A to this Plan and which shall otherwise be in a form reasonably acceptable to the Participant and the Corporation. Such General Release must be executed within the ninety (90) day period following the Participant’s termination, provided, however, that to the extent any amounts payable under Paragraph 3.a.(i), (ii), (iv) or (vii) constitute deferred compensation for purposes of Section 409A, and the ninety
(90) day period referred to herein shall commence in one tax year and end in the subsequent tax year, the payments described in Paragraph 3.a.(i), (ii), (iv) or (vii) shall be made solely in the subsequent tax year. In order to receive payment of the amounts under Paragraph 2.a.(iv), the Participant shall have executed and delivered (not revoked) the Corporation’s standard release of any and all claims the Participant may have regarding the Corporation and its affiliates, provided, however, that to the extent any amounts payable under Paragraph 2.a.(iv) constitute deferred compensation for purposes of Section 409A, and the release consideration period shall commence in one tax yar and end in the subsequent tax year, the payments described in Paragraph 2.a.(iv) shall be made solely in the subsequent tax year.

22.Survival. The respective obligations of, and benefits afforded to, the Corporation and the Participant as provided in Paragraphs 2 through 17, 20 and 21 of this Plan shall survive termination of this Plan.

23.Miscellaneous. No provision of this Plan may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the

Participant and such officer as may be specifically designated by the Board, provided that the severance opportunities set forth in Paragraph 2.a.(iv) may be amended without the Participant’s prior consent. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Plan.

24.Governing Law.

a.The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Virginia.

b.Notwithstanding anything herein to the contrary, this Plan shall be interpreted and applied so that the payments and benefits set forth herein shall either be exempt from or shall comply with the requirements of Section 409A.
To the extent that the Corporation determines that any provision of this Plan would cause the Participant to incur any additional tax or interest under Section 409A, the Corporation shall be entitled to reform such provision to attempt to comply with or be exempt from Section 409A. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Corporation without violating the provisions of Section 409A. Each payment under this Plan shall be considered a separate payment for purposes of Section 409A.
In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A. With respect to reimbursements or in-kind benefits provided under this Plan or under any other compensatory Corporation arrangement: (a) the Corporation will not provide for cash in lieu of a right to reimbursement or in-kind benefits to which the Participant has a right under this Plan or under any other compensatory Corporation arrangement, (b) any reimbursement of provision of in-kind benefits made during the Participant’s lifetime (or such shorter period prescribed by a specific provision of this Plan or of any other compensatory Corporation arrangement) shall be made not later than December 31st of the year following the year in which the Participant incurs the expense, and (c) in no event will the amount of expenses so reimbursed, or in-kind benefits provided, by the Corporation in one year affect the amount of expenses eligible for reimbursement or in-kind benefits to be provided, in any other taxable year.
25.Amendment. No amendment to this Plan shall be effective unless in writing and signed by both the Participant and the Corporation, provided that the severance opportunities set forth in Paragraph 2.a.(iv) may be amended without the Participant’s prior consent.
26.Headings; Construction. The headings used in this Plan have been inserted for convenience of reference only and do not define or limit the provisions hereof. Any Attachments to this Plan are incorporated herein by reference and shall be deemed a part of it.

27.Definitions.

a.“Change in Control” means the occurrence of any of the following events:

(i)any Person, or “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding securities of the Corporation that are entitled to vote generally for the election of the Corporation’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Corporation approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made). However, if any such Person or “group” becomes the Beneficial Owner of 20% or more, and less than 30%, of the Voting Securities, the Continuing Directors may determine, by a vote of at least two-thirds of the Continuing Directors, that the same does not constitute a Change in Control;

(ii)as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Corporation’s board of directors, or any successor’s board of directors, within two years of the last of such transactions;

(iii)the shareholders of the Corporation approve a Business Combination that is consummated, unless immediately following such Business Combination, (1) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (2) no Person (excluding any employee benefit plan or related trust of the Corporation or the Corporation resulting from such Business Combination) Beneficially Owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination, and (3) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination are Continuing Directors.
For purposes of this Paragraph 27.a and other provisions of this Plan, the following terms shall have the meanings set forth below:

(A)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and

Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Plan (the “Exchange Act”).

(B)“Beneficial Owner” means that a Person shall be deemed the “Beneficial Owner” and shall be deemed to “beneficially own,” any securities:

i.that such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly;

ii.that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that, a Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

iii.that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

iv.that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associates thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in ‘the proviso to subsection (iii) of this definition) or disposing of any voting securities of the Corporation provided, however, that notwithstanding any provision of this definition, any Person engaged in business as an underwriter of securities who acquires any securities of the Corporation through such Person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” such securities until the expiration of forty days after the date of acquisition; and provided, further, that in no case shall an officer or director of the Corporation be deemed (1) the beneficial owner of any securities beneficially owned by another officer or director of the Corporation solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Corporation; or (2) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Corporation or any Subsidiary of the Corporation for the benefit of any employee of the Corporation or any Subsidiary of the Corporation, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the trust.

(C)    “Continuing Directors” means any member of the Corporation’s Board, while a member of that Board, and (i) who was a member of the Corporation’s Board prior to December 7, 2022, or (ii) whose subsequent nomination for election or election to the Corporation’s Board was recommended or approved by a majority of the Continuing Directors.

(D)    “Person” means any individual, firm, company, partnership
or other entity.

(E)    “Subsidiary” means, with references to any Person, any company or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such company or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

b.    “Change in Control Good Reason for Resignation” shall mean, without the Participant’s express written consent, any of the following:

(i)    a change in the Participant’s position with the Corporation which in the Participant’s reasonable judgment does not represent a promotion from the Participant’s status or position immediately prior to the Change in Control or the assignment to the Participant of any duties or responsibilities or diminution of duties or responsibilities which in the Participant’s reasonable judgment are inconsistent with the Participant’s position with the Corporation in effect immediately prior to the Change in Control, it being understood that any of the foregoing in connection with termination of the Participant’s employment for Cause or Total Disability shall not constitute Change in Control Good Reason for Resignation;

(ii)    a reduction by the Corporation in the annual rate of the Participant’s base salary as in effect immediately prior to the date of a Change in Control;

(iii)    the Corporation’s requiring the Participant’s office nearest to the Participant’s principal residence in Charlotte to be located at a different place which is more than thirty-five (35) miles from where such office is located immediately prior to a Change in Control;

(iv)    the failure by the Corporation to continue in effect compensation or benefit plans in which the Participant participates, which in the aggregate provide the Participant compensation and benefits substantially equivalent to those prior to a Change in Control;

(v)    the failure of the Corporation to obtain a satisfactory agreement from any Successor (as defined in Paragraph 11.a hereof) to assume and agree to perform this Plan, as contemplated in Paragraph 11.a hereof;

(vi)    any purported termination of the Participant’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements hereof; for purposes of this Plan, no such purported termination shall be effective for any purpose except to constitute a Change in Control Good Reason for Resignation.

Any of the foregoing events shall constitute Change in Control Good Reason for Resignation only if, and to the extent, there exists “good reason” as such term is defined under Section 409A.

c.    “Code” shall mean the Internal Revenue Code of 1986, as amended.

d.    “Date of Termination” shall mean:

(i)    in case the Participant’s employment is terminated for Total Disability thirty (30) days after Notice of Termination is given (provided that the Participant shall not have returned to the full-time performance of the Participant’s duties during such thirty (30) day period), and

(ii)    in all other cases, the date specified in the Notice of Termination (which shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

e.    “Incentive Compensation Plans” shall mean any variable compensation or other incentive compensation plans maintained by the Corporation, in which awards are paid in cash, stock or other property including, but not limited to: (i) the Albemarle Corporation 2017 Incentive Plan, as amended (ii) any variable compensation plan, (iii) or any successor plan thereto.

f.    “Normal Retirement Date” shall mean the first day of the calendar month next following the date on which a Participant attains the age of 65.
g.    “Notice of Termination” shall mean a written notice as provided in Paragraph 19 hereof.
h.    “Section 409A” means Section 409A of the Code and the Treasury Regulations issued thereunder.

i.    “Termination for Cause” shall mean termination of the Participant’s employment upon the Participant’s willfully engaging in conduct demonstrably and materially injurious to the Corporation, monetarily or otherwise, provided that there shall have been delivered to the Participant a copy of a resolution duly adopted by the unanimous affirmative vote of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant were guilty of the conduct set forth and specifying the particulars thereof in detail.
For purposes of this Paragraph i, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Corporation. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Corporation.

j.    “Severance Multiple” shall mean the lesser of (a) two (2), and (b) the number obtained by multiplying two (2) by a fraction, the numerator of which is the number of days from the Date of Termination to the Participant’s Normal Retirement Date and the denominator of which is 730 but such number under this clause (j) shall not be less than one (1).

k.    “Total Disability” shall mean total physical or mental disability rendering the Participant unable to perform the duties of the Participant’s employment for a continuous period of six (6) months. Any question as to the existence of the Participant’s Total Disability upon which the Participant and the Corporation cannot agree shall be determined by a qualified physician not employed by the Corporation and selected by the Participant (or, if the Participant is unable to make such selection, it shall be made by any adult member of the Participant’s immediate family), and approved by the Corporation. The determination of such physician made in writing to the Corporation and to the Participant shall be final and conclusive for all purposes of this Plan.

EXHIBIT A GENERAL RELEASE

1.This General Release is given by      (“Employee”) to Albemarle Corporation (the “Corporation”) and its successors.

2.Employee agrees to and hereby does release and discharge the Corporation, its subsidiaries and affiliates, and its and their successors, assigns, directors, officers, representatives and employees (collectively, “Releasees”) from any and all claims, causes of action and demands of any kind, whether known or unknown, which Employee has or ever has had, which are based on acts or omissions occurring up to and including the date this General Release is fully executed. In this General Release, Employee further releases the Corporation and its subsidiaries and affiliates from any and all compensation owed to Employee, including vacation pay and any attorneys’ fees, damages and costs Employee could recover under any statute or common law theory, except arising under the Executive Severance Plan between Employee and the Corporation and any employee benefit plan of the Corporation. Included within this release, without limiting its scope, are claims arising out of Employee’s employment or the termination of Employee’s employment based on Title VII of the Civil Rights Acts of 1964 as amended, the Americans with Disabilities Act of 1990 as amended, the Age Discrimination in Employment Act as amended, the Older Workers Benefit Protection Act as amended, the Fair Labor Standards Act of 1938 as amended by the Equal Pay Act of 1963, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 as amended, the Civil Rights Act of 1991, [insert appropriate reference or Virginia law], the U.S. Patriot Act, the Sarbanes-Oxley Act of 2002, and any other federal, state or local civil rights, disability, discrimination, retaliation or labor law, or any theory of contract or tort law.

3.Notwithstanding anything to the contrary, nothing herein shall be construed to release, terminate or discharge Employee’s rights (i) to indemnification, advancement of expenses and exculpation as provided in the articles or certificate of incorporation, bylaws or other organizational documents of the Corporation or any of its subsidiaries or affiliates, or as provided or permitted under any applicable law, or as provided in any indemnification agreement or (ii) under any policy of directors’ and officers’ liability, errors and omissions liability or other insurance maintained by the Corporation or any of its subsidiaries and affiliates, in each case where Employee was or is a party or otherwise involved or is threatened to be made a party to or otherwise involved in any threatened, pending or completed action, proceeding, investigation, inquiry or other matter, whether civil, criminal, administrative or otherwise, by reason of the fact that Employee is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries or affiliates (including Employee’s conduct with respect to an employee benefit plan) or is or was serving at the request of the Corporation or any of its subsidiaries or affiliates as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
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